Exhibit 10.1

EXTENSION AGREEMENT

This Extension Agreement, made effective as of April 7, 2010 (the “Agreement”), is between Innovative Food Holdings, Inc., a Florida corporation (the “Company”) and the signatories hereto who are subscribers (“Subscribers”) under certain subscription agreements with the Company dated February 24, 2005, August 25, 2005 and December 31, 2008 (Alpha Capital Anstalt - $200,000) (collectively, “Subscription Agreement”) as amended to include certain Promissory Notes dated February 7, 2006 (Alpha Capital Anstalt - $120,000, Whalehaven Capital Fund Limited - $30,000), May 16, 2006 (Alpha Capital Anstalt - $10,000), respectively, as amended, certain Class A, B and C Warrants (issued in March 2008) as amended, and certain Notes representing liquidated damages (issued on January 1, 2009) as amended, and related documents (“Transaction Documents”).

WHEREAS, the Company has issued notes as further described on Schedule A hereto, as amended (the “Notes”); and

WHEREAS, the Company has issued warrants as further described on Schedule A hereto (the “Warrants”); and

WHEREAS, some of the Notes have reached their Maturity Date but have not been repaid; and

WHEREAS, the Company and Subscribers have agreed to make certain changes to the terms of the Notes and Warrants.

           NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1.
Except for the Notes identified on Schedule B, the Maturity Date of each Note is hereby amended to April 15, 2011, unless the Maturity Date of a Note is already stated to be a specific date which is later than such date, in which case the existing Maturity Date shall remain in effect.  The Maturity Date of Notes identified on Schedule B is hereby amended to June 15, 2010.

2.
The Expiration Date of each Warrant is hereby extended to April 16, 2012, unless the Expiration Date is already stated to be a specific date which is later than such date, in which case the existing Expiration Date shall remain in effect.

3.
Sections 1.2, entitled Minimum Monthly Principal Payments, and 2.1(a), entitled Payment of Monthly Amount in Cash or Common Stock, of the Notes are hereby deleted in their entirety except for the Note issued to Alpha Capital Anstalt on 12/31/08 for $200,000 for which sections 1.2 and 2.1 remain unchanged.

4.	A Default Interest rate of 20% will be applied to the Notes dated December 21, 2006 issued to Whalehaven Capital Fund Limited.

5.
The Subscribers hereto acknowledge and agree that as of the date hereof, to their best knowledge, none of the Notes are in default, nor are there any existing breaches pursuant to the terms of any Subscription Agreement that would cause a default under any of the Notes.  In addition, any existing or past defaults, if any, under any of the Notes are hereby waived, and going forward, a Note will only be deemed in default if written notice of a new default, occurring after the date hereof, is given to the Company.

6.
Unless otherwise changed in accordance with the terms of the Notes as amended herein, as of January 1, 2010 interest on all the Notes shall accrue at the non-default rate.  Default Interest shall not accrue on any Notes solely for an Event of Default which is a result of the Notes on Schedule B being past due.  Upon written notice from the Subscribers, an Event of Default as a result of the Notes on Schedule B being past due shall be a cross default on the rest of the Notes on Schedule A.

7.	The total interest owed to Whalehaven on all its Notes as of January 1, 2010 is as set forth on Schedule C.

8.
All other terms of the Transaction Documents remain in full force and effect (including the terms of any amendments not specifically superseded by this Agreement) as if this Agreement had not been executed.

9.
This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.  A copy of this Agreement annexed to the Note or the Warrant, as appropriate, shall be sufficient to reflect the amendment thereto.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date first written above.

INNOVATIVE FOOD HOLDINGS, INC.

By: _______________________________________

ALPHA CAPITAL ANSTALT

By: _______________________________________

WHALEHAVEN CAPITAL FUND LIMITED

By: _______________________________________

LANE VENTURES

By: _______________________________________

MOMONA CAPITAL

By: _______________________________________

__________________________________________
ASHER BRAND